UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices)   (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Consistent with NYSE Regulation, Inc. (the “NYSE”) normal regulatory procedures, on March 19, 2007, First BanCorp ( the “Corporation”) received a letter from the NYSE advising that the procedures in Section 802.01E of the Listed Company Manual are applicable to the Corporation as a result of the fact that it did not file with the Securities and Exchange Commission (the “SEC”) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 10-K”) by March 1, 2007, the date on which it was required to have been filed under Section 13 of the Securities Exchange Act of 1934. Among other things, the NYSE advised the Corporation that it will post the Corporation’s 2006 10-K to the annual late filers list on the Listing Standards Filing Status page on the NYSE’s website on March 22, 2007. The NYSE also advised the Corporation that, pursuant to Section 802.01E of the Listed Company Manual, the NYSE is closely monitoring the status of the Corporation’s late filing and, if the Corporation does not file the 2006 10-K within six months of the March 1, 2007 due date, the NYSE will determine whether to allow the Corporation’s securities to trade for up to an additional six months or to commence suspension and delisting procedures.
The Corporation expects to file with the SEC its 2006 10-K in the summer of 2007 and to file an amended quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 and quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006, or the information required by those reports, as soon as possible thereafter.
A copy of the press release required by Section 802.01E disclosing the status of the Corporation’s filing of the 2006 10-K, noting the delay, the reason for the delay and the anticipated filing date is incorporated herein by reference to Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 23, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2007	FIRST BANCORP
	By:	/s/ Fernando Scherrer
		Name:	Fernando Scherrer
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 23, 2007

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